Exhibit 99.01

Glu Reports Fourth Quarter and Full Year 2020 Financial Results

  Fourth quarter revenue up 25% year over year to $141.4 million; bookings grow 15% year over year to $124.8 million
  Full year 2020 revenue up 31% to $540.5 million; bookings reach record $560.6 million, up 32% year over year
  Fourth quarter record GAAP net income of $23.9 million; $20.4 million for the full year
  Fourth quarter GAAP diluted earnings per share of $0.13; $0.12 for the full year
  Fourth quarter free cash flow of $46.2 million; full year 2020 free cash flow of $69.0 million up 132% year over year

SAN FRANCISCO--(BUSINESS WIRE)--February 8, 2021--Glu Mobile Inc. (NASDAQ: GLUU), a leading global developer and publisher of mobile games, today announced financial results for its fourth quarter and full year ended December 31, 2020.

“Our fourth quarter results capped off another strong year for Glu,” said Nick Earl, Chief Executive Officer. “The performance of our Growth Games and the resurgence of Kim Kardashian: Hollywood coupled with a strong contribution from the title we launched during the year, Disney Sorcerer’s Arena, drove a 32% year over year increase in bookings in 2020. The operating initiatives we put in place to improve productivity and scale our business took hold in the second half of 2020 resulting in a significant increase in profitability and increased margin expansion.”

Fourth Quarter 2020 Financial Highlights:

	Three Months Ended
in millions, except per share data	December 31, 2020	December 31, 2019
Revenue	$141.4	$112.9
Gross margin	65.5%	65.2%
Net income	$23.9	$10.8
Net income per share – basic	$0.14	$0.07
Net income per share – diluted	$0.13	$0.07
Weighted-average common shares outstanding – basic	172.4	147.2
Weighted-average common shares outstanding – diluted	184.6	155.8
Cash generated from operations excluding royalty advances	47.6	$25.4
Cash paid for royalty advances that are included in cash generated from operations	(0.8)	($0.4)
Cash and cash equivalents	$364.4	$127.1

Additional Financial Information
	Three Months Ended		Guidance provided for three months ended December 31, 2020
	December 31, 2020	December 31, 2019	Low	High
Bookings	$124.8	$108.4	$119.5	$124.5
Platform commissions, excluding any impact of deferred platform commissions *	$32.4	$28.7	$32.3	$36.6
Royalties, excluding any impact of deferred royalties*	$8.0	$5.9	$7.6	$8.0
Hosting costs	$1.8	$1.9	$1.7	$1.8
User acquisition and marketing expenses	$19.1	$24.7	$19.0	$19.0
Adjusted other operating expenses*	$37.7	$33.4	$38.4	$38.6
Depreciation	$1.3	$1.0	$1.5	$1.5
* Platform commissions, excluding any impact of deferred platform commissions, Royalties, excluding any impact of deferred royalties, and Adjusted other operating expenses are non-GAAP financial measures. These non-GAAP financial items should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial items to the most directly comparable financial items based on GAAP are provided in GAAP to Adjusted results reconciliation table.

Full Year 2020 Financial Highlights:

	Twelve Months Ended
in millions, except per share data	December 31, 2020	December 31, 2019
Revenue	$540.5	$411.4
Gross margin	64.6%	64.6%
Net income	$20.4	$8.9
Net income per share – basic	$0.13	$0.06
Net income per share – diluted	$0.12	$0.06
Weighted-average common shares outstanding – basic	162.5	145.8
Weighted-average common shares outstanding – diluted	173.2	157.4
Cash generated from operations excluding royalty advances	$97.6	$39.3
Cash paid for royalty advances that are included in cash generated from operations	($21.5)	($4.1)
Cash and cash equivalents	$364.4	$127.1

Additional Financial Information	Twelve Months Ended
	December 31, 2020	December 31, 2019
Bookings	$560.6	$423.3
Platform commissions, excluding any impact of deferred platform commissions *	$150.2	$111.5
Royalties, excluding any impact of deferred royalties*	$38.3	$26.4
Hosting costs	$7.6	$7.2
User acquisition and marketing expenses	$146.2	$118.0
Adjusted other operating expenses*	$147.3	$122.6
Depreciation	$5.4	$4.1
* Platform commissions, excluding any impact of deferred platform commissions, Royalties, excluding any impact of deferred royalties, and Adjusted other operating expenses are non-GAAP financial measures. These non-GAAP financial items should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial items to the most directly comparable financial items based on GAAP are provided in GAAP to Adjusted results reconciliation table.

“Our financial results reflect the tremendous progress we made throughout the year in effectively scaling our business to increase profitability and meaningfully expand our adjusted EBITDA margin,” said Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer. “We reached a milestone with record profitability and operating margin on a GAAP basis for the fourth quarter and full year 2020. Our key operating metrics – player conversion, engagement and monetization reflect the initiatives we have put in place to optimize our user acquisition and marketing spend. Our debt-free balance sheet remains in excellent shape with $364 million in cash.”

Management Conference Call

As a result of the proposed acquisition of Glu by Electronic Arts, which was separately announced today, Glu’s quarterly results conference call previously scheduled for February 9, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) has been cancelled.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile) and the company twitter account (https://twitter.com/glumobile). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated bookings, platform commissions, excluding any impact of deferred platform commissions, royalties, excluding any impact of deferred royalties, and adjusted operating expenses. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred platform commissions;
  Change in deferred royalties;
  Amortization of intangible assets;
  Stock-based compensation expense;
  Transitional costs;
  Litigation costs; and
  Restructuring costs

Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue.

Glu may consider whether significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

About Glu Mobile

Glu Mobile (NASDAQ: GLUU) is a leading developer and publisher of mobile games. Founded in 2001, Glu is headquartered in San Francisco with additional locations in Foster City, Orlando, Toronto and Hyderabad. With a history spanning over a decade, Glu’s culture is rooted in taking smart risks and fostering creativity to deliver world-class interactive experiences for our players. Glu’s diverse portfolio features top-grossing and award-winning original and licensed IP titles including, Covet Fashion, Deer Hunter, Design Home, Diner DASH Adventures, Disney Sorcerer’s Arena, Kim Kardashian: Hollywood and MLB Tap Sports Baseball available worldwide on various platforms including the App Store and Google Play. For more information, visit www.glu.com or follow Glu on Twitter, Facebook and Instagram.

Covet Fashion, Deer Hunter, Design Home, Diner DASH, Table & Taste, Tap Sports, Glu and Glu Mobile are trademarks of Glu Mobile Inc.

Glu Mobile Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019

Revenue	$141,401	$112,879	$540,522	$411,381

Cost of revenue:
Platform commissions, royalties and other	48,204	38,278	188,295	141,112
Amortization of intangible assets	595	1,039	3,258	4,387
Total cost of revenue	48,799	39,317	191,553	145,499
Gross profit	92,602	73,562	348,969	265,882

Operating expenses:
Research and development	30,989	25,877	119,718	95,127
Sales and marketing	27,077	31,013	177,245	140,298
General and administrative	9,688	5,751	31,491	23,216
Total operating expenses	67,754	62,641	328,454	258,641

Income from operations	24,848	10,921	20,515	7,241

Interest and other income, net:	289	510	1,071	2,101

Income before income taxes	25,137	11,431	21,586	9,342
Income tax provision	(1,256)	(641)	(1,139)	(471)
Net income	$23,881	$10,790	$20,447	$8,871

Net income per common share - basic	$0.14	$0.07	$0.13	$0.06
Net income per common share - diluted	$0.13	$0.07	$0.12	$0.06

Weighted average common shares outstanding - basic	172,407	147,211	162,521	145,838
Weighted average common shares outstanding - diluted	184,630	155,770	173,167	157,383

Glu Mobile Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31,	December 31,
	2020	2019

ASSETS
Cash and cash equivalents	$364,396	$127,053
Accounts receivable, net	34,571	29,304
Prepaid royalties	12,831	15,347
Deferred royalties	6,924	5,067
Deferred platform commission fees	35,279	29,239
Prepaid expenses and other assets	9,071	8,629
Total current assets	463,072	214,639

Property and equipment, net	15,654	17,643
Operating lease right of use assets	31,461	35,170
Long-term prepaid royalties	20,626	26,879
Other long-term assets	5,315	2,733
Intangible assets, net	1,500	4,758
Goodwill	116,227	116,227
Total assets	$653,855	$418,049

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities	$15,318	17,535
Accrued compensation	27,246	11,260
Accrued royalties	15,773	20,802
Short-term operating lease liabilities	4,693	3,528
Deferred revenue	117,672	97,629
Total current liabilities	180,702	150,754
Long-term accrued royalties	20,476	26,842
Long-term operating lease liabilities	34,565	37,351
Other long-term liabilities	1,018	15
Total liabilities	236,761	214,962

Common stock	18	15
Additional paid-in capital	828,302	634,721
Accumulated other comprehensive loss	(61)	(37)
Accumulated deficit	(411,165)	(431,612)
Total stockholders' equity	417,094	203,087
Total liabilities and stockholders' equity	$653,855	$418,049

Glu Mobile Inc.
GAAP to Adjusted Results Reconciliation
(in thousands)
(unaudited)	Three Months Ended

	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2019	2019	2020	2020	2020	2020
GAAP platform commissions	$28,122	$30,092	$28,727	$35,032	$43,040	$37,407
Change in deferred platform commissions	3,972	(1,345)	(232)	14,613	(3,371)	(4,969)
Platform Commissions, excluding any impact of deferred platform commissions	$32,094	$28,747	$28,495	$49,645	$39,669	$32,438

GAAP royalties (including impairment of royalties and minimum guarantees)	$6,643	$6,285	$6,381	$9,617	$11,467	$8,974
Change in deferred royalties	592	(410)	1	4,420	(1,551)	(1,014)
Royalties, excluding any impact of deferred royalties	$7,235	$5,875	$6,382	$14,037	$9,916	$7,960

GAAP other operating expenses (GAAP operating expenses excluding user acquisition and marketing expenses)	$34,791	$37,904	$43,307	$43,921	$46,330	$48,689
Stock-based compensation	(4,080)	(4,461)	(6,382)	(8,106)	(8,523)	(8,798)
Transitional costs	(5)	(1)	(4)	-	-	(2,142)
Restructuring costs	-	-	-	-	(1,015)	-
Adjusted other operating expenses	$30,706	$33,442	$36,921	$35,815	$36,792	$37,749

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Platform Commissions and Deferred Royalties. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred platform commissions and deferred royalties related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred platform commissions and deferred royalties from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity or intangible asset, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition, and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Stock-Based Compensation Expense. Glu applies the fair value provisions of Accounting Standard Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Transitional costs also include divestiture related expenses and termination of certain game related contracts. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Litigation Costs. Glu incurred legal costs related to the complaint filed by the former Chief Executive Officer of Crowdstar in the Superior Court of the State of California for the County of Santa Clara against Glu, Time Warner Inc., Intel Capital Corporation, Middlefield Ventures Inc., Rachel Lam, and Jose Blanc. Glu believes that these legal costs have no direct correlation to the operation of its ongoing core business and affect comparability from period to period and, as a result, that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Restructuring Costs. Glu undertook restructuring activities in the third quarter of 2020 and recorded restructuring charges due to the termination of certain employees in its Canada and U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employees and no significant future services, other than a minimum retention period, were required of the employees to earn the termination benefits. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Contacts

Investor Relations Contact:
Bob Jones / Taylor Krafchik
Ellipsis
IR@glu.com
646-776-0886